UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 25, 2021
Date of Report (Date of earliest event reported)

HOPE BANCORP INC
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 25, 2021, Hope Bancorp, Inc. (“HOPE” or the “Company”) issued a news release concerning its results of operations and financial condition for the third quarter and nine months ended and as of September 30, 2021. A copy of the October 25, 2021 press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On October 25, 2021, the Company issued a news release announcing that its Board of Directors declared a quarterly cash dividend of $0.14 per common share. The cash dividend is payable on or about November 18, 2021 to all stockholders of record as of the close of business on November 4, 2021. A copy of the October 25, 2021 press release is attached hereto as Exhibit 99.2.

Item 7.01. Regulation FD Disclosure

The Company previously announced that it will host an investor conference call on Tuesday, October 26, 2021 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its third quarter and nine months ended September 30, 2021. A presentation to accompany the conference call, which contains certain historical and forward-looking information relating to the Company (the “Presentation Materials”), has been made available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. A copy of the Presentation Materials is attached hereto as Exhibit 99.3.

The information included in this report pursuant to Item 2.02, Item 8.01 and Item 7.01 of Form 8-K (including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

The following risk factor supplements the “Risk Factors” section in our 2020 Form 10-K.

The COVID-19 pandemic has had a material and adverse impact on our business, financial condition and results of operations, and the further impact will depend on future developments that cannot be predicted, including the scope and duration of the pandemic, impact of the different variants of the virus, the economic implications of the same, and the actions taken by governmental authorities in response to the pandemic.

The novel COVID-19 pandemic has substantially and negatively impacted the United States economy, disrupted global supply chains, considerably lowered equity market valuations, created significant volatility and disruption in the financial markets, and materially increased unemployment levels. In addition, certain industries to which the Company has considerable exposure, including hospitality and retail, are expected to require a longer recovery period from the temporary pandemic-related restrictions on business operations. As a result, the demand for our products and services has been and likely will continue to be significantly impacted, which could materially and adversely affect our financial condition and results of operations. Furthermore, the pandemic could result in the recognition of amplified credit losses in our loan portfolios and increases in our allowance for loan losses, particularly if a rise in COVID-19 cases results in a return to business closures and lockdowns. Similarly, because of changing economic and market conditions, we may be required to recognize impairments on goodwill or the securities we hold. Our business operations may also be further disrupted if significant portions of our workforce are unable to work effectively, including because of challenges arising as a result of circumstances related to working from home, illness, quarantines, government actions, or other restrictions in connection with the pandemic. In response to the pandemic, we have also suspended residential property foreclosure sales and evictions, and previously offered payment deferrals and other expanded assistance for credit card, mortgage and small business lending customers, and future governmental actions may require these and other types of customer-related responses. In addition, we may take capital actions in response to the COVID-19 pandemic. The extent to which the COVID-19 pandemic continues to impact our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments that cannot be predicted, including the scope and duration of the pandemic, impact of the different variants of the virus, the economic implications of the same and actions taken by governmental authorities and other third parties in response to the pandemic.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	News release, dated October 25, 2021, concerning the results of operations and financial condition for the third quarter ended and as of September 30, 2021.
99.2	News release, dated October 25, 2021, announcing the declaration of a quarterly cash dividend.
99.3	Presentation Materials, dated October 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: October 25, 2021	By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President and Chief Executive Officer